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                                                                    EXHIBIT 99.2


                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Sec. 1350, I, the undersigned Elliott J. Broderick of Malan Realty Investors, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form [10-Q] of the Company for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Elliott J. Broderick
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Elliott J. Broderick
May 12, 2003





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